Exhibit 10.1

BUSINESS COVENANTS AGREEMENT

This BUSINESS COVENANTS AGREEMENT (this “Agreement”) is made and entered into as of November 4, 2023, by and among AE Industrial Partners, LP, a Delaware limited partnership (f/k/a AE Industrial Partners, LLC) (“AE Industrial Consultant”), AE Industrial Operating Partners, LLC, a Delaware limited liability company (“AE Operating Consultant”, and together with the AE Industrial Consultant, each a “Consultant” and collectively “AE”), and BigBear.ai Holdings, Inc., a Delaware corporation (“Parent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

WHEREAS, on the date hereof, Pangiam Ultimate Holdings, LLC, a Delaware limited liability company (“Seller”), Pangiam Intermediate Holdings, LLC, a Delaware limited liability company (the “Company”), Parent, Pangiam Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Pangiam Purchaser, LLC, a Delaware limited liability company (“Purchaser”), are entering into that certain Agreement and Plan of Mergers (the “Merger Agreement”), pursuant to which (i) Merger Sub will merge with and into the Company whereupon the Company will become a wholly owned subsidiary of Parent (the “First Merger”), and (ii) immediately following the First Merger, the Initial Surviving Company will merge with and into Purchaser whereupon the Purchaser will continue as a wholly owned subsidiary of Parent (collectively, the “Mergers”); and

WHEREAS, the parties hereto acknowledge and agree that AE will receive, directly or indirectly, substantial consideration in connection with the transactions contemplated by the Merger Agreement, and in consideration for the payments to be received by AE under the terms of the Merger Agreement and as a material inducement for Parent to enter into the Merger Agreement, AE has agreed to enter into this Agreement pursuant to which AE will agree to certain restrictive covenants, effective as of the Closing Date.

NOW, THEREFORE, the parties to this Agreement agree as follows:

1. For a period of two (2) years from and after the Closing Date (the “Restricted Period”), AE shall not, and AE shall not encourage or cause any of its controlled Affiliates to, directly or indirectly, (a) solicit or attempt to hire, any of the management-level employees of the Company or its Subsidiaries who were employed by the Company or its Subsidiaries at any time between six (6) months prior to the Closing Date and the Closing Date (collectively, the “Restricted Employees”), or (b) induce, attempt to persuade or intentionally encourage any of the Restricted Employees to leave his or her respective position of employment with Parent or any of its Affiliates (including, from and after the Closing, the Company and its Subsidiaries) (collectively, the “Company Parties”); provided that, nothing herein shall prohibit (w) soliciting or employing any individual who voluntarily terminates his or her employment with the Company or any of its Subsidiaries and whose employment has terminated for at least twelve (12) months prior to such solicitation or employment, (x) soliciting or employing any individual who is terminated by Parent or one of its Subsidiaries after the Closing without cause, (y) soliciting or employing Kevin McAleenan or (z) making any general solicitation for employees (including through the use of employment agencies) not specifically directed at the Restricted Employees.

2. During the Restricted Period, except as otherwise permitted by this Agreement or the Merger Agreement, or with the consent of Parent, AE shall not, and shall cause its Affiliates who have received, or who receive, Confidential Information from or on behalf of AE, not to, directly or indirectly, disclose, reveal, divulge or make accessible to any Person, any Confidential Information (as defined below); provided, that AE shall have no such obligation with respect to any Confidential Information if and to the extent (a) disclosure thereof is required by applicable Law, (b) disclosure of such Confidential Information is reasonably necessary to enforce or defend any of its rights, claims or causes of action under the Merger Agreement or otherwise relating to the transactions contemplated thereby or (c) disclosure of such Confidential Information to AE’s investors and prospective investors in funds affiliated with AE for ordinary course reporting or marketing purposes so long as such investors or prospective investors are bound by reasonable and customary confidentiality obligations (with confidentiality obligations no less stringent than those set forth in this Paragraph 2); provided, further, that in the case of the foregoing clause (a), in the event disclosure is required by applicable Law (including by request for information or documents in any legal proceeding, interrogatory, discovery requests, subpoena, civil investigative demand or similar process or otherwise), AE shall, to the extent practicable and legally permissible, provide Parent with prompt written notice of such requirement prior to making any such disclosure and use commercially reasonable efforts to preserve the confidentiality of the Confidential Information, including, without limitation, reasonably cooperating with Parent (at Parent’s sole cost and expense), to seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information. If, in the absence of a protective order or the receipt of a waiver under this Agreement, AE is nonetheless, upon advice of its counsel, compelled to disclose such Confidential Information to any Governmental Body, then AE may, disclose only such Confidential Information as is required by Law to be disclosed to such Governmental Body; provided that AE uses commercially reasonable efforts to obtain confidential treatment of any Confidential Information so disclosed. Notwithstanding anything contained herein to the contrary, with respect to any Confidential Information that constitutes a trade secret, the obligations hereunder shall survive until the longer of the Restricted Period and such time that such information is no longer deemed a trade secret. For purposes of this Agreement, “Confidential Information” means any information with respect to the Company or its Subsidiaries regarding their clients, customers, suppliers, vendors, distributors, resellers, licensees, licensors, methods of operation, products, prices, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel or other specialized information or proprietary matters. “Confidential Information” does not include information that (i) is generally available to the public on the date of this Agreement, (ii) becomes generally available to the public after the date hereof other than as a result of a disclosure that is prohibited hereunder, or (iii) AE can demonstrate was or is independently developed by AE after the date hereof without reference to or use of the Confidential Information. Parent acknowledges and agrees that (1) receipt of Confidential Information shall not be imputed to any Affiliate(s) of AE solely by virtue of the fact that any of the AE’s directors, managers, officers, members, and employees who may serve in a similar capacity for such Affiliate(s); provided, that, AE has not (x) provided such Persons with Confidential Information or (y) caused, directed or encouraged such Persons to act or not act based upon Confidential Information, (2) AE and certain of AE’s Affiliates are engaged in the business of private equity investing and may from time to time invest in entities that develop and utilize technologies, products or services that are similar to or competitive with those of the Company and its Subsidiaries, (3) in the ordinary course of AE’s and AE’s Affiliates’ business, they pursue, acquire, invest in, manage and serve on the boards of companies that may be potential competitors to the Company and its Subsidiaries, and (4) (x) AE’s Affiliates’ advisory relationship with the Company and its Subsidiaries and (y) Seller’s ownership of Company Units, as applicable, inevitably enhanced the knowledge and understanding of AE’s employees and other service providers regarding the Company’s and its Subsidiaries’ operations, markets and industries, including the purchase, sale, investment in, consideration of and decisions related to other investments, in a way that cannot be separated from such employees’ and other service providers’ other knowledge, and Parent agrees that nothing in this Agreement shall restrict any employee or other service provider of AE from retaining such overall knowledge and understanding of the Company’s and its Subsidiaries’ operations, markets and industries in such employee’s or other service provider’s unaided memory; provided that such retained information shall remain subject to the terms of this Agreement. For the avoidance of doubt, (i) nothing contained in this Agreement limits, restricts or in any other way affects AE’s or any of AE’s Affiliates’ communicating with any Governmental Body concerning matters relevant to such Governmental Body (and wholly unrelated to the Confidential Information), (ii) nothing contained in this Agreement restricts or in any other way affects AE’s or any of AE’s Affiliates’ providing truthful testimony or information in connection with any claim by any Person under the Merger Agreement or any other Ancillary Agreement, (iii) neither AE nor any of AE’s Affiliates will be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (y) in confidence to an official of a Governmental Body, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of Law, or (z) in a complaint or other document filed under seal in any claim; provided, however, that notwithstanding this immunity from liability, AE or any of AE’s Affiliates may be held liable if such Person unlawfully accesses trade secrets by unauthorized means, and (iv) nothing contained in this Agreement limits or prohibits AE or any of AE’s Affiliates from (A) serving on any business’s or entity’s board or other governing body or as an officer of a business or entity, so long as such Person does not disclose or otherwise make available Confidential Information in their capacity as members of such business’ or entity’s board or governing body or in their capacity as an officer of such business or entity, or (B) engaging in or operating any business or evaluating or engaging in investment discussions with, or investing in, any third party, whether or not competitive with Parent or the Company or any of its Subsidiaries, in each case, so long as AE and its Affiliates do not otherwise disclose the Confidential Information in violation of this Agreement in connection with the foregoing activities.

3. AE and Parent acknowledge and agree that the covenants set forth in this Agreement are an essential element of the transactions contemplated by the Merger Agreement and that, but for these covenants, Parent would not enter into the Merger Agreement. AE acknowledges and agrees that this Agreement is being entered into in connection with the Mergers and the other transactions contemplated by the Merger Agreement. AE and Parent each acknowledge and agree that the restrictions set forth in this Agreement are reasonable restrictions under the circumstances with respect to duration and scope in order to protect the goodwill and other assets of Parent, the Company and its Subsidiaries and are supported by adequate consideration.

4. The parties hereto agree that, if any court of competent jurisdiction determines that a specified time period or any other relevant feature of either Paragraph 1 or Paragraph 2 hereof is unreasonable, arbitrary or against public policy, then a lesser period of time or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

5. Each Consultant represents and warrants as of the date hereof to Parent that: (i) such Consultant is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or formation; (ii) such Consultant has all necessary power, authority and legal capacity to execute and deliver this Agreement and to perform its obligations hereunder; (iii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Consultant shall not conflict with or result in a violation of the organizational documents of such Consultant; (iv) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Consultant have been duly and validly authorized by all necessary limited liability company action on the part of such Consultant; and (v) any Person executing this Agreement on behalf of such consultant has full power and authority to execute and deliver this Agreement on behalf of such Consultant and to thereby bind such Consultant.

6. Except as otherwise expressly provided herein, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted by electronic mail if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) (so long as such transmission does not generate an error message or notice of non-delivery), (c) the day following the day (except if not a Business Day, then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third (3rd)Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties hereto at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

Notices to Parent:

BIGBEAR.AI HOLDINGS, INC.

6811 Benjamin Franklin Dr. Suite 200

Columbia, MD 21046

Attention:  Mandy Long; Carolyn Blankenship

Email:    mandy.long@bigbear.ai; carolyn.blankenship@bigbear.ai

with a copy to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020-4834

Attention:  Peter Harwich; Leah Sauter

Email:    peter.harwich@lw.com; leah.sauter@lw.com

Notices to AE:

c/o AE Industrial Partners, LP

6700 Broken Sound Parkway NW

Boca Raton, Florida 33487

Attention:  Bryan McElwee, Michael Greene and Kirk Konert

Email:   bmcelwee@aeroequity.com

mgreene@aeroequity.com
kkonert@aeroequity.com

with a copy to:

Kirkland & Ellis LLP

98 SE 7th St Fl 7

Miami, Florida 33131

Attention:  Jeremy S. Liss, P.C. and Matthew S. Arenson, P.C.

Email:   jeremy.liss@kirkland.com

matthew.arenson@kirkland.com

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention:  Dan Hoppe, Alexander M. Schwartz and Andrew Struckmeyer

Email:   dan.hoppe@kirkland.com

alexander.schwartz@kirkland.com
andrew.struckmeyer@kirkland.com

7. Except as provided herein, any provision of this Agreement may be amended or waived only in a writing signed by each of the parties hereto. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

8. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that no party will assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of each other party. Any attempted assignment in violation of this Paragraph 8 shall be void.

9. This Agreement embodies the complete agreement and understanding among the parties hereto and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including any letter of intent. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, the terms and provisions of the execution version of this Agreement will control and prior drafts of this Agreement and the documents referenced herein will not be considered or analyzed for any purpose (including in support of parol evidence proffered by any Person in connection with this Agreement) and will be deemed not to provide any evidence as to the meaning of the provisions hereof or the intent of the parties hereto.

10. Except for the Company, which is and shall be a third-party beneficiary with respect to Paragraph 1 or Paragraph 2, nothing herein expressed or implied is intended or shall be construed to confer upon or give any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement to any Person other than the parties hereto and their respective permitted successors and assigns.

11. Sections 13.05 (Severability), 13.06 (Construction), 13.08 (Complete Agreement), 13.11 (GOVERNING LAW; CHOICE OF LAW), 13.12 (Arbitration; WAIVER OF JURY TRIAL), 13.13 (Prevailing Party) and 13.18 (Specific Performance) of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

12. Without the express prior written consent of each other party, no party shall disclose the existence of this Agreement or any of the terms hereof to any Person, except as required (a) by a subpoena or order of a court of competent jurisdiction or (b) to be disclosed in the Proxy Statement.

13. This Agreement may be executed in two (2) or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by.pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute the original form of this Agreement and deliver such form to all other parties hereto. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining a party’s intent or the effectiveness of such signature.

14. This Agreement shall be conditioned upon the Closing occurring pursuant to the Merger Agreement and until such event, none of the provisions of this Agreement shall have any force or effect, nor may any provision be enforced by or against any Person. Concurrently with the occurrence of the Closing, this Agreement shall automatically become effective, without any further action by the parties hereto or any other Person. If the Merger Agreement is validly terminated in accordance with its terms prior to the Closing, then this Agreement shall, automatically and without the requirement of the taking of action by any party hereto, be void ab initio and shall not have any force or effect.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

AE INDUSTRIAL PARTNERS, LP

By: AeroEquity GP, LLC
Its: General Partner

By:	/s/ Michael Greene
Name:	Michael Greene
Title:	Authorized Signatory

AE INDUSTRIAL OPERATING PARTNERS, LLC

By: AE Industrial Partners, LP
Its: Managing Member

By: AeroEquity GP, LLC
Its: General Partner

By:	/s/ Michael Greene
Name:	Michael Greene
Title:	Authorized Signatory

[Signature Page to Business Covenants Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

BIGBEAR.AI HOLDINGS, INC.

By:	/s/ Amanda Long
Name:	Amanda Long
Title:	Chief Executive Officer

[Signature Page to Business Covenants Agreement]